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                                                                    Exhibit 10.3

                                SUPPORT AGREEMENT

     This SUPPORT AGREEMENT (the "Agreement"), is entered into as of October 3, 2005, by and among R.H. Donnelley Corporation, a Delaware corporation ("Parent"), Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership ("Welsh Carson IX"), WD GP Associates LLC ("WCAS Coinvest"), and WD Investors LLC ("WCAS Coinvest II") (each, a "Stockholder" and collectively, the "Stockholders").

                                    RECITALS:

     A. Dex Media, Inc., a Delaware corporation (the "Company"), Parent and Forward Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), entered into an Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement"), pursuant to which the Company will be merged with and into Merger Sub with Merger Sub as the surviving company (the "Merger"); and

     B. As an inducement and a condition to entering into the Merger Agreement, Parent has required that Stockholders agree, and Stockholders have agreed, to enter into this Agreement.

     NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     1.1 Certain Definitions. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. In addition, for purposes of this Agreement, the following terms have the following meanings when used herein with initial capital letters:

          (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Exchange Act. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer and includes all securities Beneficially Owned by a Person's Affiliates. Notwithstanding anything in this Agreement, neither (i) the Stockholders and Parent nor (ii) the Company Sponsors, are intended to be a "group" for purposes of Rule 13d-5 of the Exchange Act and nothing in this Agreement will be interpreted in a manner that requires that they be deemed to be a "group" thereunder.

          (b) "Affiliate" means, with respect to any Person, any Person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person and for this purpose control means the possession of the power, direct or indirect, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract or otherwise. For purposes of this Agreement, (i) none of the following will be deemed to be an Affiliate of any Stockholder: (A) the Company, (B) any portfolio company of the Stockholders or their Affiliates, (C) any limited
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partner of the Stockholders or their Affiliates or (D) any investment fund that does not share the same general partner as such Stockholder, (ii) no Company Sponsor will be deemed to be an Affiliate of the other Company Sponsor and (iii) A.S.F. Co-Investment Partners, L.P. will not be deemed to be an Affiliate of any Stockholder.

          (c) "Existing Shares" has the meaning set forth in Section 3.1(a).

          (d) "Securities" means the Existing Shares together with any shares of Company Common Stock or other voting securities of the Company acquired by a Stockholder or any of its Affiliates after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise; provided, however, to the extent that Securities represent more than 20% of the total issued and outstanding voting shares of the Company at any relevant time, then for purposes of Sections 2.2(a) and (b) and 2.3, the term "Securities" will be deemed to refer to Securities representing 20% of the total issued and outstanding voting shares of the Company at such time (other than in respect of a stockholder vote following an Adverse Recommendation Change by the Company Board that was approved by a majority of the members of the Company Board who are not affiliated with either of the Company Sponsors (as defined in the Merger Agreement) (provided, that the designation of such directors by the Company Sponsors pursuant to Section 1(a)(ii)(D) of the Current Stockholders Agreement (as defined in the Stockholders Agreement) shall not cause such directors to be deemed to be affiliated with the Company Sponsors), in which case the references to "20%" in this proviso shall be references to "15%").

          (e) "Stockholders Agreement" means the Sponsor Stockholders Agreement, dated as of the date hereof, between Parent and the Stockholders.

                                    ARTICLE 2

                            AGREEMENTS OF THE PARTIES

     2.1 Disclosure. Each Stockholder hereby agrees to permit Parent to publish and disclose in the Form S-4 and the Joint Proxy Statement (including all documents and schedules filed with the SEC), and any press release or other disclosure document which Parent determines to be necessary or desirable in connection with the Merger and any transactions related thereto, such Stockholder's identity and ownership of Company Common Stock and the nature of its representations, warranties and covenants in this Agreement. Parent will provide each Stockholder with a copy of any proposed disclosure and will provide each Stockholder with a reasonable opportunity to comment thereon.

     2.2 Voting of Company Common Stock. (a) During the period commencing on the date hereof and continuing until the earlier of (i) the Effective Time and (ii) termination of the Merger Agreement in accordance with its terms (the "Support Period"), at the Company Stockholders Meeting or at any adjournment, postponement or continuation thereof or in any other circumstances (including any other annual or special meeting of the stockholders of the


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Company or any action by prior written consent) occurring prior to the Company
Stockholders Meeting in which a vote, consent or other approval with respect to the adoption of the Merger Agreement or any other Acquisition Proposal (whether or not a Superior Proposal) with respect to the Company is sought, each Stockholder hereby irrevocably and unconditionally agrees to vote or to cause to be voted all of such Stockholder's Securities (A) in favor of the adoption of the Merger Agreement and (B) against (1) any other Acquisition Proposal (whether or not a Superior Proposal) with respect to the Company, (2) any proposal for any merger, consolidation, sale of assets, business combination, share exchange, reorganization or recapitalization of the Company or any of its subsidiaries that is in competition or inconsistent with the adoption of the Merger Agreement, or any proposal to effect the foregoing which is made in opposition to or in competition with the adoption of the Merger Agreement, (3) any liquidation or winding up of the Company, (4) any extraordinary dividend by the Company (other than the payment of any cash dividend that the Company is expressly permitted to make under the Merger Agreement), (5) any change in the capital structure of the Company (other than any change in capital structure resulting from the Merger or expressly permitted under the Merger Agreement) and
(6) any other action that would reasonably be expected to (x) impede, delay, postpone or interfere with the Merger or (y) result in a breach of any of the covenants, representations, warranties or other obligations or agreements of the Company under the Merger Agreement that would reasonably be expected to materially adversely affect the Company.

          (b) From and after the date hereof until the earlier of the (i) Effective Time and (ii) date on which the Merger Agreement is terminated in accordance with its terms for any reason (the "Restricted Period"), except as otherwise permitted by this Agreement or the Merger Agreement or as required by order of a court of competent jurisdiction, each Stockholder will not commit any act that could restrict or otherwise affect such Stockholder's legal power, authority and right to vote all of its Securities as required by this Agreement, including entering into any voting agreement with any Person or entity with respect to any of its Securities, granting any Person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of its Securities, depositing any of its Securities in a voting trust or otherwise entering into any agreement or arrangement with any Person or entity limiting or affecting the Stockholder's legal power, authority or right to vote its Securities in favor of the adoption of the Merger Agreement.

     2.3 Proxy. For the duration of the Restricted Period, each Stockholder hereby appoints Parent and any designee of Parent, each of them individually, its proxy and attorney-in-fact, with full power of substitution and resubstitution to vote or act by written consent with respect to all of such Stockholder's Securities which it has the right to vote (i) in accordance with
Section 2.2 and (ii) to sign its name (as a stockholder of the Company) to any consent, certificate or other document relating to the Company that the DGCL or the law of the State of Delaware may permit or require in connection with any matter referred to in Section 2.2. This proxy is given to secure the performance of the duties and obligations of such Stockholder under this Agreement. Each Stockholder affirms that the proxy granted hereunder is coupled with an interest and is irrevocable until termination of the Restricted Period, whereupon such proxy and power of attorney will automatically terminate. Each Stockholder will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy. Each Stockholder represents that any proxy heretofore given by it in respect of such Securities is not irrevocable, and hereby revokes any and all such proxies.


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      2.4 Restriction on Transfers; Restrictions on Acquisitions. Without
limiting the generality or effect of Section 2.2(b), during the period (the "Sale Restriction Period") commencing on the date hereof and continuing until the first to occur of (i) such date that is three months after the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms, each Stockholder agrees that it will not, directly or indirectly, Transfer, or enter into any contract, option or other arrangement or understanding with respect to or consent to the Transfer of, any or all of the Securities or any Parent Common Stock into which the Securities are converted in the Merger or any interest therein, except as otherwise provided in this Agreement.

     2.5 No Solicitation. (a) Except as permitted by Section 6.10 of the Merger Agreement, each Stockholder will not, and such Stockholder will direct and use its reasonable best efforts to cause its and its Affiliates' respective officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives not to, directly or indirectly, take any action to solicit, initiate or knowingly encourage or facilitate the making of any Acquisition Proposal or any inquiry with respect thereto or engage in discussions or negotiations with any Person with respect thereto, or disclose any nonpublic information or afford access to books or records to, any Person that has made, or to the Stockholder's knowledge is considering making, any Acquisition Proposal, or approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, option agreement, acquisition agreement or other similar agreement relating to an Acquisition Proposal, or propose publicly or agree to do any of the foregoing relating to an Acquisition Proposal.

          (b) Except as permitted by Section 6.10 of the Merger Agreement, the Stockholder (A) will, and will cause its Affiliates to, immediately cease and cause to be terminated and will use reasonable best efforts to cause its and their officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives to, immediately cease and cause to be terminated, all discussions and negotiations, if any, that have taken place prior to the date hereof with any Persons with respect to any Acquisition Proposal and (B) will promptly request each Person, if any, that has executed a confidentiality agreement within one year prior to the date hereof in connection with its consideration of any Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Affiliates. In the event a Stockholder receives an Acquisition Proposal, any indication of which a Stockholder has knowledge that any Person is considering making an Acquisition Proposal, or any request for nonpublic information relating to the Stockholder, the Company or any Company Subsidiary by any Person that has made, or to the Stockholder's knowledge may be considering making, an


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Acquisition Proposal, the Stockholder will (i) promptly (and in no event later than 48 hours after receipt of any Acquisition Proposal) notify (which notice will be provided orally and in writing and will identify the Person making such Acquisition Proposal or request and set forth the material terms thereof) Parent thereof and (ii) will keep Parent reasonably and promptly informed of the status and material terms of (including with respect to changes to the status or material terms of) any such Acquisition Proposal or request and will provide as soon as practicable after receipt copies of any correspondence and other written materials sent or provided to the Stockholders in connection therewith.

          (c) It is understood that any violation of the restrictions set forth in this Section 2.5 by any officer, director, employee, investment banker, consultant, attorney, accountant, agent or other representative of such Stockholder or any of its Affiliates, at the direction or with the consent of such Stockholder or any of its Affiliates, will be deemed to be a breach of this
Section 2.5 by such Stockholder.

          (d) Nothing in this Agreement will be deemed to require any Stockholder or representative of any Stockholder who is also a member of the Company Board to take any action or refrain from taking any action in his or her capacity as a member of the Company Board to the extent such action is permitted by Section 6.10 of the Merger Agreement.

          (e) The provisions of this Section 2.5 will remain in effect only during the Support Period and nothing herein will prevent the Stockholders from participating in discussions, negotiations or furnishing information with respect to an Acquisition Proposal if the Company would be permitted to participate in such discussions, negotiations or furnish such information pursuant to the terms and conditions of the Merger Agreement.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of Stockholders. Each Stockholder hereby represents and warrants to Parent as follows as to itself:

          (a) Ownership of Shares. Such Stockholder is the sole record and Beneficial Owner of the number of shares of Company Common Stock listed on
Schedule 3.1(a) opposite such Stockholder's name (the "Existing Shares") and such shares constitute all of the shares of capital stock of the Company owned of record or Beneficially Owned by such Stockholder. Such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2.2 and 2.3 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws, and the terms of this Agreement.

          (b) Authority; No Violation. Such Stockholder has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of


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the transactions contemplated hereby have been duly and validly approved by such
Stockholder (or, if applicable, its managing members or general partners) and no other corporate, partnership or similar proceedings on the part of such Stockholder are necessary for it to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and (assuming due authorization, execution and delivery by Parent and the other Stockholders party hereto) constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies).

          (c) No Conflicts. Except for filings, authorizations, consents and approvals as may be required under the Exchange Act and the HSR Act, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal Governmental Entity is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby, nor compliance by such Stockholder or any other party thereto with any of the terms or provisions of this Agreement, will (A) violate any provision of such Stockholder's organizational documents, (B) violate any Injunction or any statute, code, ordinance, rule, regulation, judgment, order, writ or decree applicable to such Stockholder, any of its Affiliates or any of their respective properties or assets, or (C) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Liens upon any of the respective properties or assets of such Stockholder under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Stockholder is a party, or by which it or any of its respective properties or assets may be bound or affected.

          (d) No Encumbrances. Except as applicable in connection with the transactions contemplated by Sections 2.2 and 2.3 hereof, the applicable Existing Shares are and at all times during the term hereof, will be, Beneficially Owned by such Stockholder, free and clear of all Liens, claims, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

          (e) No Finder's Fees. No broker, investment banker, financial advisor or other Person is entitled to payment from the Company or Parent or any of their respective Subsidiaries of any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Stockholder.

          (f) Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.


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     3.2 Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows:

          (a) Authority; No Violation. Parent has the requisite corporate power and authority to execute and deliver this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Parent Board and no other corporate proceedings on the part of Parent are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement and the Merger Agreement have been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by each Stockholder) each constitutes the valid and binding obligations of Parent, enforceable against Parent in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies).

          (b) No Conflicts. Except for filings, authorizations, consents and approvals as may be required under the Exchange Act and the HSR Act, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal Governmental Entity is necessary for the execution of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement and the Merger Agreement by Parent, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Parent with any of the terms or provisions of this Agreement and the Merger Agreement will (A) violate any provision of the Parent Charter or the Parent Bylaws, (B) violate any Injunction or any statute, code, ordinance, rule, regulation, judgment, order, writ or decree applicable to Parent, any of the Parent Subsidiaries or any of their respective properties or assets, or (C) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of the Parent Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of the Parent Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

          (c) No Finder's Fees. No broker, investment banker, financial advisor or other Person is entitled to payment from any Stockholder or any of its Affiliates of any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                                    ARTICLE 4

                                OTHER AGREEMENTS

     4.1 Stop Transfer; Legend. (a) Each Stockholder agrees with, and covenants to, Parent that such Stockholder will not request that the Company register the transfer (book-entry


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or otherwise) of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement.

          (b) In the event of a stock dividend or distribution, or any change in Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like (other than pursuant to the Merger), the terms "Existing Shares," "Company Common Stock" and "Securities" will be deemed to refer to and include the shares of Company Common Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged and appropriate adjustments will be made to the terms and provisions of this Agreement.

          (c) Each Stockholder agrees that it will duly execute and deliver to Parent an affiliate's letter prior to the Closing in the form attached to the Merger Agreement.

          (d) Each Stockholder agrees that it will promptly after the date hereof surrender to the Company all certificates representing the Securities, and the Company will place the following legend on such certificates in addition to any other legend required thereon:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO AND OTHER PROVISIONS OF A SUPPORT AGREEMENT, DATED AS OF OCTOBER 3, 2005, BY AND AMONG R.H. DONNELLEY CORPORATION AND CERTAIN STOCKHOLDERS OF DEX MEDIA, INC. SIGNATORY THERETO."

          (e) Promptly (but in any event not later than five Business Days) following the earlier of (i) the termination of the Merger Agreement for any reason in accordance with its terms, (ii) the expiration of the Sale Restriction Period, if applicable and (iii) such time as any portion of the Securities (including Parent Common Stock) may be sold in a transaction permitted by the Sponsor Stockholders Agreement, dated as of the date hereof, among Parent and the Stockholders (the "Sponsor Stockholders Agreement"), upon delivery of any legended certificate representing all or such portion of Securities to be sold, as applicable, the Company will issue a replacement certificate without the foregoing legend to the relevant Stockholder.

          (f) The provisions of this Section 4.1 relating to the legend on certificates will, after the Effective Time, apply equally to certificates representing Parent Common Stock into which Securities are converted in the Merger.

     4.2 Termination. This Agreement will terminate upon the earlier of:

          (a) the termination of the Merger Agreement in accordance with its terms; or

          (b) the Effective Time;

provided, that in the event that this Agreement terminates pursuant to Section 4.2(b), Section 2.4 and Articles IV and V will survive in accordance with their terms.

     4.3 Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto will execute and deliver such additional documents and


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take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

                                    ARTICLE 5

                               GENERAL PROVISIONS

     5.1 Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, this Agreement may be amended, modified or supplemented only, and any provisions herein may be waived only, in writing executed by the parties hereto.

     5.2 Waiver of Conditions. The conditions to each of the parties' obligations to perform the agreements herein are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

     5.3 Expenses and Fees. Except for registration and related expenses addressed by the Sponsor Stockholders Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such expense.

     5.4 Notices. All notices and other communications in connection with this Agreement must be in writing and will be deemed given if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

          (a)  if to Parent to:

               R.H. Donnelley Corporation
               1001 Winstead Drive
               Cary, NC 27531
               Attention: Robert J. Bush
               Vice President, General Counsel and Corporate Secretary
               Facsimile: (919) 279-1518

               with a copy to (which copy shall not constitute notice):

               Jones Day
               222 East 41st Street
               New York, NY 10017
               Attention: John J. Hyland
               Facsimile: (212) 755-7306

          (b)  if to any Stockholder, to:


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               c/o/ Welsh, Carson, Anderson & Stowe
               320 Park Avenue
               Suite 2500
               New York, New York 10022
               Attention: Anthony J. deNicola
               Facsimile: (212) 893-9548

               with a copy to (which copy shall not constitute notice):

               Latham & Watkins LLP
               885 Third Avenue, Suite 1000
               New York, NY 10022
               Attention: R. Ronald Hopkinson
               Facsimile: (212) 751-4864

     5.5 Obligations of Parent and of the Stockholders. Whenever this Agreement requires any Parent Subsidiary to take any action, such requirement will be deemed to include an undertaking on the part of Parent to cause such Parent Subsidiary to take such action. Whenever this Agreement requires an Affiliate of a Stockholder to take any action, such requirement will be deemed to include an undertaking on the part of each Stockholder to cause such Affiliate to take such action.

     5.6 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable the remaining provisions hereof, will, subject to the following sentence, remain in full force and effect and will in no way be affected impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination, the parties will negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

     5.7 Interpretation. (a) When a reference is made in this Agreement to Articles, Sections or Schedules, such reference will be to a Article or Section of or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." Unless the context otherwise requires, (i) "or" is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, and (iii) the use in this Agreement of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require. All schedules hereto will be deemed part of this Agreement and included in any reference to this Agreement. This Agreement will not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable law.


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All representations, warranties and covenants of the Stockholders in this
Agreement are made severally and not jointly.

          (b) The parties have participated equally in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

     5.8 Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

     5.9 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

     5.10 Governing Law. This Agreement will be governed and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and wholly performed within such state, without regard to any applicable conflict of laws principles.

     5.11 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated by any of the parties (whether by operation of law or otherwise) without the prior written consent of the Stockholders, in the case of Parent, or Parent, in the case of the Stockholders. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies under this Agreement.

     5.12 Merger Agreement. Parent acknowledges that the Stockholders have been induced to enter into this Agreement based on the terms and conditions of the Merger Agreement as in effect on the date hereof. Accordingly, any amendment or modification to the Merger Agreement that (a) decreases the Exchange Ratio or the Cash Consideration or (b) substitutes other consideration for the Parent Common Stock into which Company Common Stock will be converted in the Merger, that is made without Stockholders' prior written consent will, at Stockholders' sole election upon written notice to Parent, irrevocably release the Stockholders and Parent from any or all obligations under this Agreement.

     5.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Parent and Stockholders have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                        WCAS HOLDERS

                                        WELSH, CARSON, ANDERSON & STOWE IX, L.P.

                                        By: WCAS IX Associates, LLC,
                                            its General Partner


                                        By: /s/ Jonathan Rather
                                            ------------------------------------
                                        Name: Jonathan Rather
                                        Title: Managing Member


                                        WD GP ASSOCIATES LLC


                                        By: /s/ Jonathan Rather
                                            ------------------------------------
                                        Name: Jonathan Rather
                                        Title: Managing Member


                                        WD INVESTORS LLC

                                        By: WCAS IX Associates LLC,
                                            its Manager


                                        By: /s/ Jonathan Rather
                                            ------------------------------------
                                        Name: Jonathan Rather
                                        Title: Managing Member

                                        R.H. DONNELLEY CORPORATION


                                        By: /s/ Robert J. Bush
                                            ------------------------------------
                                        Name: Robert J. Bush
                                              ----------------------------------
                                        Title: Vice President, General Counsel
                                               ---------------------------------
                                               & Corporate Secretary
                                               ---------------------------------

                                                               Schedule 3.1(d)

                             OWNERSHIP OF SHARES OF
                              COMPANY COMMON STOCK

                 Stockholder                                Existing Shares
-------------------------------------------------------------------------------

  Welsh, Carson, Anderson & Stowe IX, L.P.                     24,764,558
            WD GP Associates LLC                               12,202,970
              WD Investors LLC                                    742,955